                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                STAR TELECOMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
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         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                         STAR TELECOMMUNICATIONS, INC.
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101

               NOTICE OF THE 1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 1, 1998

TO THE STOCKHOLDERS OF STAR TELECOMMUNICATIONS, INC.:

    The 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") of STAR Telecommunications, Inc. ("STAR" or the "Company") will be held at 9:00 a.m., local time, on Wednesday, July 1, 1998 at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Montecito, California, for the following purposes:

1. To elect the Class I directors of the Company to serve until the annual meeting of stockholders to be held in 2001 and until their successors are elected and qualified;

2. To consider and vote upon a proposal to amend Article IV of the Company's Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from Fifty Million (50,000,000) shares to One Hundred Million (100,000,000) shares;

3. To consider and vote upon a proposal to amend the Company's 1997 Omnibus Stock Incentive Plan to increase the number of shares of the Company's Common Stock authorized for issuance thereunder from Three Million Seventy-Five Thousand (3,075,000) shares to Four Million Seventy-Five Thousand (4,075,000) shares;

4. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998; and

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record of the Company's Common Stock at the close of business on May 27, 1998 will be entitled to notice of and to vote at the 1998 Annual Meeting or any adjournment or postponement thereof.

    Copies of the Company's (a) Annual Report to Stockholders for the year ended December 31, 1997 and (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 are being mailed with this Notice but are not to be considered proxy soliciting material.

                                          By Order of the Board of Directors

                                                    [LOGO]

                                          Mary A. Casey
                                          SECRETARY

June 1, 1998
Santa Barbara, California

    YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO THE VOTE AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

    Requests for additional copies of proxy materials should be addressed to Mary A. Casey, Corporate Secretary, at the offices of the Company, 223 East De La Guerra Street, Santa Barbara, California 93101.

                         STAR TELECOMMUNICATIONS, INC.
                          223 EAST DE LA GUERRA STREET
                        SANTA BARBARA, CALIFORNIA 93101
                            ------------------------

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 1, 1998

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of STAR Telecommunications, Inc., a Delaware corporation ("STAR" or the "Company"), for use at the 1998 Annual Meeting of Stockholders (the "1998 Annual Meeting") to be held on Wednesday, July 1, 1998 at 9:00 a.m., local time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Montecito, California, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy for the 1998 Annual Meeting were first mailed or delivered to the stockholders of the Company on or about June 1, 1998.

MATTERS TO BE CONSIDERED

    The 1998 Annual Meeting has been called (1) to elect the Class I directors of the Company to hold office until the annual meeting of stockholders to be held in 2001 and until their successors are elected and qualified, (2) to consider and vote upon a proposal to amend Article IV of the Company's Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from Fifty Million (50,000,000) shares to One Hundred Million (100,000,000) shares, (3) to consider and vote upon a proposal to amend the Company's 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan") to increase the number of shares of the Company's Common Stock authorized for issuance thereunder from Three Million Seventy-Five Thousand (3,075,000) shares to Four Million Seventy-Five Thousand (4,075,000) shares; (4) to consider and vote upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998 and (5) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

    The Board has fixed the close of business on May 27, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1998 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were outstanding 41,760,026 shares of the Company's common stock, par value $.001 per share (the "Common Stock").

QUORUM AND VOTING REQUIREMENTS

    The holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the 1998 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 1998 Annual Meeting. Under Delaware law, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. As to all matters, each stockholder is entitled to one vote for each share of Common Stock held. With regard to the election of directors, the nominees who receive the greatest number of votes at the 1998 Annual Meeting will be elected to the Board. Stockholders are not entitled to cumulate votes. Votes against a candidate, votes withheld and abstentions have no legal effect in the election of directors. In matters other than the election of directors, abstentions will have the same effect as a vote against the proposals presented to stockholders, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    All proxies which are properly completed, signed and returned prior to the 1998 Annual Meeting will be voted. If a stockholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such specifications. Any proposal with respect to which a stockholder fails to so specify will be voted in accordance with the following recommendations of the Board of Directors of the Company: (a) FOR the Board's two nominees to serve as Class I directors, (b) FOR an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from Fifty Million (50,000,000) shares to One Hundred Million (100,000,000) shares, (c) FOR an amendment to the Company's Omnibus Plan to increase the number of shares of Common Stock authorized for issuance thereunder from Three Million Seventy-Five Thousand (3,075,000) shares to Four Million Seventy-Five Thousand (4,075,000) shares, (d) FOR the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998 and (e) in their discretion, upon such other business as may properly come before the meeting. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the 1998 Annual Meeting and voting his or her shares in person.

    Proxies for the 1998 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone. The Company does not expect to pay any fees or compensation for the solicitation of proxies (other than to U.S. Stock Transfer Corporation, the Company's transfer agent and registrar, in connection with its services in sending proxy materials, obtaining proxies and attending the 1998 Annual Meeting), but may reimburse brokers and other persons holding shares of Common Stock in their names, or in the names of nominees, for their expenses in sending proxy materials to the beneficial owners of such shares and obtaining their proxies.

    All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                       PROPOSAL 1--ELECTION OF DIRECTORS

    The Class I directors are to be elected at the 1998 Annual Meeting to serve until the annual meeting of stockholders to be held in 2001 and until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies will be voted in favor of the election of the Board's two nominees to serve as Class I directors. In the event that any nominee for election as director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors of the Company. Management has no present knowledge that any of the persons named to serve as a director will be unavailable to serve.

    No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS

    Information is set forth below concerning the incumbent directors, two of whom, Messrs. Hutchins and Snedegar, are also nominees for election as Class I directors. Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a Class I director, if elected at the 1998 Annual Meeting.

NAME                                     AGE                                     POSITION
-----------------------------------      ---      -----------------------------------------------------------------------
Christopher E. Edgecomb(1).........          39   Chief Executive Officer, Chairman of the Board and Director
Mary A. Casey(1)(2)................          35   President, Secretary and Director
Mark Gershien......................          46   Director
Gordon Hutchins, Jr.(3)............          49   Director
John R. Snedegar(2)(3).............          49   Director
Arunas A. Chesonis.................          36   Director

------------------------

(1) Member of Non-Executive Stock Option Committee

(2) Member of Audit Committee

(3) Member of Compensation Committee

    CHRISTOPHER E. EDGECOMB co-founded the Company in September 1993, served as President until January 1996 and has served as the Company's Chief Executive Officer and Chairman of the Board since January 1996. Mr. Edgecomb has been a director of the Company since its inception. Prior to that time, Mr. Edgecomb was a founder and the Executive Vice President of West Coast Telecommunications ("WCT"), a nation-wide long distance carrier, from August 1989 to December 1994. Prior to founding WCT, Mr. Edgecomb was President of Telco Planning, a telecommunications consulting firm, from January 1986 to July 1989. Prior to that time, Mr. Edgecomb held senior level sales and marketing positions with TMC Communications, American Network and Bay Area Teleport.

    MARY A. CASEY has been a director and Secretary of the Company since co-founding STAR in September 1993, and has served as STAR's President since January 1996. Prior to that time, Ms. Casey was Director of Customer Service at WCT from December 1991 to June 1993, and served as Director of Operator Services at Call America, a long distance telecommunications company, from May 1988 to December 1991.

    MARK GERSHIEN has served as a director of the Company since March 1998. Mr. Gershien has been the Senior Vice President of Sales and Marketing for Level 3 Communications, a telecommunications and information services company, since January 1998. Prior to that time, Mr. Gershien was the Senior Vice President of National Accounts for WorldCom, Inc., an international telecommunications company, and President and Chief Executive Officer of MFS Telecom, a division of MFS Communications, Inc. prior to its merger with WorldCom, Inc.

    GORDON HUTCHINS, JR. has served as a director of the Company since January 1996. Mr. Hutchins has been President of GH Associates, a telecommunications consulting firm, since July 1989. Prior to founding GH Associates, Mr. Hutchins served as President and Chief Executive Officer of ICC Telecommunications, a competitive access provider, and held senior management positions with several other companies in the telecommunications industry.

    JOHN R. SNEDEGAR has served as a director of the Company since January 1996. Mr. Snedegar has been the President and a director of United Digital Network, Inc. ("UDN") since June 1990. From June 1980 to February 1992, Mr. Snedegar was the President and CEO of AmeriTel Management, Inc., a provider of long distance telecommunications and management services. Mr. Snedegar is also a director for StarBase Corporation, a software development company, and of STAR. Mr. Snedegar also serves as President of Kendall Venture Funding, Ltd., a reporting company in Alberta, Canada.

    ARUNAS A. CHESONIS has served as a director of the Company since May 1998. From May 1987 to April 1998, Mr. Chesonis served in various executive positions with ACC Corp. and its subsidiaries, including most recently President of ACC Corp. and President and Chief Operating Officer of ACC Global Corp.

BOARD COMPOSITION

    In accordance with the terms of STAR's Certificate of Incorporation, the terms of office of the Board of Directors are divided into three classes: Class I, whose term will expire at the 1998 Annual Meeting; Class II, whose term will expire at the annual meeting of stockholders to be held in 1999; and Class III, whose term will expire at the annual meeting of stockholders to be held in 2000. The Class I directors are Gordon Hutchins, Jr. and John R. Snedegar, the Class II directors are Mark Gershien and Mary A. Casey, and the Class III directors are Christopher E. Edgecomb and Arunas A. Chesonis. At each annual meeting of stockholders after the initial classification, the successors to directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. This classification of the Board of Directors may have the effect of delaying or preventing changes in control or changes in management of the Company.

    Each officer is elected by and serves at the discretion of the Board. Each of the Company's officers and directors, other than nonemployee directors, devotes substantially full time to the affairs of the Company. STAR's nonemployee directors devote such time to the affairs of the Company as is necessary to discharge their duties. There are no family relationships among any of the Company's directors, officers or key employees.

BOARD MEETINGS AND REMUNERATION

    During 1997, the Board held eight meetings and took various actions by unanimous written consent. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board during 1997, and each director attended the total number of meetings held by all committees of the Board during that period within which he was a director or member of such committee of the Board. The Board has an Audit Committee composed of Mary A. Casey and John R. Snedegar, which held one meeting during 1997. The Audit Committee discusses matters relating to the financial operations of the Company with the Company's independent public accountants and reviews accounting and operational issues with the Chief Financial Officer and other relevant executive officers of the Company. The Board also has a Compensation Committee, composed of Messrs. Snedegar and Hutchins, which held one meeting during 1997.

    The Company's non-employee directors receive $2,000 for each Board meeting attended in person and $1,000 for each telephonic Board meeting. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board and its committees. In 1996, Messrs. Hutchins and Snedegar were each granted stock options to purchase 20,500 shares of Common Stock. In 1997, Messrs. Hutchins and Snedegar and Roland Van der Meer, a former director, were each granted stock options to purchase 10,250 shares of Common Stock. In 1998, Messrs. Hutchins, Snedegar and Gershien were each granted stock options to purchase 10,250 shares of Common Stock, and Mr. Chesonis was granted stock options to purchase 10,000 shares of Common Stock. See "Certain Transactions--Transactions with Outside Directors."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board (the "Compensation Committee") was formed in May 1996, and, in 1997, the members of the Compensation Committee were Gordon Hutchins, Jr., John R. Snedegar and Roland A. Van der Meer. None of these individuals was at any time during the year ended December 31, 1997, or at any other time, an officer or employee of STAR. Mr. Van der Meer resigned from the Board and the Compensation Committee, effective as of February 1, 1998. The Non-Executive

Compensation Committee of the Board (the "Non-Executive Compensation Committee") was formed in 1997, and the members are Christopher E. Edgecomb and Mary A. Casey. No member of the Compensation Committee or the Non-Executive Compensation Committee served at any time during the year ended December 31, 1997 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board, Compensation Committee or Non-Executive Compensation Committee, except that Mr. Hutchins was a director of UDN for a portion of 1997, during which time Mr. Snedegar was President and a director of UDN.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee recommends to the Board general compensation policies for the Company, oversees the Company's compensation plans, establishes the specific compensation levels for Christopher E. Edgecomb, the Company's Chief Executive Officer and Chairman of the Board, and Mary A. Casey, the Company's President, and advises the Board with respect to the compensation policies for the Company's other executive officers.

    The following is the Compensation Committee's report submitted to the Board of Directors addressing the compensation of the Company's executive officers for the year ended December 31, 1997.

COMPENSATION POLICY

    The goal of the Company's executive compensation policy is to provide a strong and direct link among stockholder values, Company performance, and executive compensation through the design and implementation of sound compensation programs that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives. The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers and (ii) based on the belief that the interests of the executives should be closely aligned with those of the Company's stockholders. The Company attempts to achieve these goals by integrating competitive annual base salaries with stock options issued under the Company's 1997 Omnibus Stock Incentive Plan (the "Omnibus Plan"). The Company believes that cash compensation in the form of salary provides Company executives with short-term rewards for success in operations, and that long-term compensation through existing stock ownership and/or the award of stock options provides Company executives with a stake in the long-term performance and success of the Company. Given the early stage of the Company's growth in 1996 and 1997, the Company determined that it would be more appropriate to align the compensation of its executive officers with that received by executives at comparable entrepreneurial growth companies instead of with executive compensation at international telecommunications companies.

    BASE SALARY. In establishing the base salary level for each of the executive officers, the Company reviewed the salaries paid to executive officers with comparable responsibilities employed by similar entrepreneurial growth companies. As a result, the executive officers' compensation in 1997 was generally less than that paid to executive officers in comparable positions employed by international telecommunications companies, and the annual bonuses paid to the Company's executive officers were insignificant. The Company also considered the executive officer's performance in the prior year when considering base salary levels.

    STOCK OPTIONS. The Company believes that stock option grants afford a desirable long-term compensation method because they directly link the financial interests of management with those of the stockholders, which results in long-term corporate financial success. Stock options under the Company's Omnibus Plan were granted to one of the Company's executive officers in 1997, Kelly D. Enos, as well as to other employees of the Company. Mr. Edgecomb, Ms. Casey and David Vaun Crumly, the Company's Executive Vice President--Sales and Marketing, are already significant owners of the Company's Common Stock. The vesting provisions of options granted under the Omnibus Plan are designed to encourage longevity of employment with the Company and generally extend over a four-year period.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee believes that Mr. Edgecomb, the Company's Chief Executive Officer, provides extremely valuable services to the Company, and that his compensation should therefore be competitive with that paid to executives at comparable entrepreneurial growth companies. The Compensation Committee also believes that Mr. Edgecomb's 32% ownership of the Company's Common Stock provides Mr. Edgecomb with a significant incentive to improve the Company's performance and thereby increasing value for all of the Company's stockholders. Mr. Edgecomb's base salary of $360,000 for 1997 was determined by the Compensation Committee to be appropriate in relation to comparable chief executive salaries of a peer group of entrepreneurial growth companies. Mr. Edgecomb's salary for 1997 was based on the Company's overall performance and accomplishments in 1996, Mr. Edgecomb's efforts and contributions in discharging his responsibilities as Chairman of the Board and Chief Executive Officer, and the efforts and contributions by the other executives of the Company under Mr. Edgecomb's leadership. Mr. Edgecomb did not receive an annual bonus during 1997.

INTERNAL REVENUE CODE SECTION 162(M)

    Under Section 162 of the Code, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                          COMPENSATION COMMITTEE
                                                  John R. Snedegar
                                                Gordon Hutchins, Jr.

                            STOCK PERFORMANCE GRAPH

    The following graph compares the total return on the Common Stock with the cumulative total return on the Nasdaq Market Index--U.S. Companies (a broad market index) and the Nasdaq Telecommunications Index (an industry index) for the period from June 12, 1997, the date upon which the Common Stock was registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, through December 31, 1997. The comparison reflects the investment of $100 on June 12, 1997, and the reinvestment of dividends (if paid), in each of the Company's Common Stock (for which no dividends have been paid), the Nasdaq Market Index and the Nasdaq Telecommunications Index. The stock price performance of the Company reflected in this comparison is not necessarily indicative of the future stock price performance of the Company's Common Stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           STAR TELECOMMUNICATIONS, INC.  NASDAQ TELECOMMUNICATIONS INDEX   NASDAQ MARKET INDEX U.S. COMPANIES
6/12/97                          $100.00                           $100.00                              $100.00
6/30/97                           117.51                            101.53                               102.32
9/30/97                           203.99                            117.86                               119.63
12/31/97                          284.92                            128.78                               112.21

                     ASSUMES $100 INVESTED ON JUNE 12, 1997
            ASSUMES DIVIDEND REINVESTED YEAR ENDED DECEMBER 31, 1997

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    The Board's nominees to serve as Class I directors must receive more votes than any other nominees for Class I directors at the 1998 Annual Meeting to be elected to the Board.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES TO SERVE AS CLASS I DIRECTORS.

     PROPOSAL 2 -- APPROVAL OF AMENDMENT TO ARTICLE FOURTH OF THE COMPANY'S
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

    On May 22, 1998, the Board of Directors adopted a resolution amending, subject to stockholder approval at the 1998 Annual Meeting, Article Fourth of the Company's Second Amended and Restated Certificate of Incorporation to increase the number of shares of authorized Common Stock from Fifty Million (50,000,000) shares to One Hundred Million (100,000,000) shares (the "Amendment"). A copy of the Amendment is incorporated as Exhibit A attached to this Proxy Statement. The additional shares would have the same rights and privileges as the shares of Common Stock presently outstanding.

    The Board believes it is desirable to have the additional authorized shares of Common Stock available for possible future financing transactions, future acquisitions, stock dividends or splits and other general corporate purposes. On March 31, 1998, the Board effected a 2.05-for-1 stock split in the nature of a stock dividend with the payment to the holders of all shares of Common Stock outstanding on February 20, 1998 of 1.05 shares for each such outstanding share of Common Stock. Except for the Company's pending acquisition of UDN, as of the date hereof, the Company has no agreements which would require the issuance of any of the additional authorized shares. Assuming the receipt of all necessary stockholder and regulatory approvals, STAR expects to consummate the UDN acquisition during the summer of 1998 for approximately 600,000 shares of Common Stock.

    It should be noted that any issuance of additional shares of Common Stock could be disadvantageous to existing stockholders since such issuance might serve to dilute their percentage interest in the Company. Holders of Common Stock do not have preemptive rights to purchase any additional shares of Common Stock which may be issued. The Company would not be required to obtain stockholder approval to issue authorized but unissued shares of Common Stock, unless required to do so by applicable law or the rules of the Nasdaq Stock Market, on which the Company's Common Stock is traded.

    It should also be noted that the authorized but unissued shares of Common Stock, if issued, could be used by incumbent management to make more difficult, and thereby discourage, an attempt to acquire control of the Company even though stockholders of the Company may deem such an acquisition desirable. For example, the shares could be privately placed with purchasers who might support the Board of Directors in opposing a hostile takeover bid. The issuance of the new shares could also be used to dilute the stock ownership and voting power of a third party seeking to remove directors, replace incumbent directors, accomplish certain business combinations or alter, amend or repeal provisions of the Company's Second Amended and Restated Certificate of Incorporation. To the extent that it impedes any such attempts, the issuance of shares of Common Stock following the Amendment may serve to perpetuate existing management.

    The Amendment does not alter the Company's present ability to issue up to 5,000,000 shares of preferred stock in such series with such special rights (including voting rights), preferences, restrictions, qualifications, and limitations as the Board of Directors may designate. The Company would not be required to obtain approval of the holders of Common Stock to issue authorized but unissued shares of preferred stock, unless required to do so by applicable law or the Nasdaq Stock Market. The Board of Directors could use its authority to make such designations and to issue preferred stock in a manner that would create impediments or to otherwise discourage persons in attempting to gain control of the Company.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    The affirmative votes of a majority of the outstanding shares of Common Stock are required for approval of the Amendment. If the proposed Amendment is approved by the stockholders, the Company intends to promptly effect the Amendment by filing an appropriate amendment to the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF THE COMPANY.

             PROPOSAL 3--APPROVAL OF AMENDMENT TO THE OMNIBUS PLAN

    On May 22, 1998, the Board of Directors adopted a resolution amending, subject to stockholder approval at the 1998 Annual Meeting, the Company's Omnibus Plan to increase the number of authorized shares of Common Stock from Three Million Seventy-Five Thousand (3,075,000) shares to Four Million

Seventy-Five Thousand (4,075,000) shares (the "Plan Amendment"). The Omnibus Plan, as amended by the Plan Amendment, and information regarding options, restricted shares, stock units and stock appreciation rights ("SARs") granted thereunder is summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the Omnibus Plan, as amended by the proposed Plan Amendment, which is incorporated as Exhibit B attached to this Proxy Statement.

SUMMARY OF THE OMNIBUS PLAN

    The Company's Omnibus Plan was adopted by the Board on January 30, 1997 as the successor to the Company's 1996 Supplemental Option Plan (the "Supplemental Plan"). Upon approval of the Plan Amendment by the stockholders of the Company at the 1998 Annual Meeting STAR will have reserved 4,075,000 shares for issuance under the Omnibus Plan. This share reserve will be comprised of (i) the 2,050,000 shares that were available for issuance under the Supplemental Plan, plus (ii) an increase of 2,025,000 shares. As of May 15, 1998, 32,060 shares had been issued under the Supplemental and Omnibus Plans, options for approximately 2,142,314 shares were outstanding (873,686 of which were granted under the Supplemental Plan) and approximately 915,330 shares remained available for future grant. Shares of Common Stock subject to outstanding options, including options granted under the Supplemental Plan, which expire or terminate prior to exercise, will be available for future issuance under the Omnibus Plan. In addition, if SARs and stock units are settled under the Omnibus Plan, then only the number of shares actually issued in settlement will reduce the number of shares available for future issuance under this plan.

    Under the Omnibus Plan, employees, outside directors and consultants may be awarded options to purchase shares of Common Stock, SARs, restricted shares and stock units. Options may be incentive stock options designed to satisfy Section 422 of the Internal Revenue Code or nonstatutory stock options not designed to meet such requirements. SARs may be awarded in combination with options, restricted shares or stock units, and such an award may provide that the SARs will not be exercisable unless the related options, restricted shares or stock units are forfeited.

    The Omnibus Plan is administered by the Board or the Compensation Committees (the "Administrator"). The Administrator has the complete discretion to determine which eligible individuals are to receive awards; determine the award type, number of shares subject to an award, vesting requirements and other features and conditions of such awards; interpret the Omnibus Plan; and make all other decisions relating to the operation of the Omnibus Plan.

    The exercise price for options granted under the Omnibus Plan may be paid in cash or in outstanding shares of Common Stock. Options may also be exercised on a cashless basis, by a pledge of shares to a broker or by promissory note. The payment for the award of newly issued restricted shares will be made in cash. If an award of SARs, stock units or restricted shares from STAR's treasury is granted, no cash consideration is required.

    The Administrator has the authority to modify, extend or assume outstanding options and SARs or may accept the cancellation of outstanding options and SARs in return for the grant of new options or SARs for the same or a different number of shares and at the same or a different exercise price.

    The Board may determine that an outside director may elect to receive his or her annual retainer payments and meeting fees from STAR in the form of cash, options, restricted shares, stock units or a combination thereof. The Board will decide how to determine the number and terms of the options, restricted shares or stock units to be granted to outside directors in lieu of annual retainers and meeting fees.

    Upon a change in control, the Administrator may determine that an option or SAR will become fully exercisable as to all shares subject to such option or SAR. A change in control includes a merger or consolidation of STAR, certain changes in the composition of the Board and acquisition of 50% or more of the combined voting power of STAR's outstanding stock. In the event of a merger or other reorganization, outstanding options, SARs, restricted shares and stock units will be subject to the agreement of merger or reorganization, which may provide for the assumption of outstanding awards by the surviving corporation or its parent, their continuation by STAR (if STAR is the surviving corporation), accelerated vesting and accelerated expiration, or settlement in cash.

    The Board may amend or terminate the Omnibus Plan at any time. Amendments may be subject to stockholder approval to the extent required by applicable laws. In any event, the Omnibus Plan will terminate on January 22, 2007, unless sooner terminated by the Board.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS

    No taxable income will be recognized by a participant under the Omnibus Plan (a "Participant") upon the grant or exercise of any Incentive Stock Option. Additionally, the Company will not be entitled to any income tax deduction as the result of the grant or exercise of any Incentive Stock Option.

    Any gain or loss resulting from the subsequent sale of shares of Common Stock acquired upon exercise of any Incentive Stock Option will be long-term capital gain or loss if such sale is made after two years from the date of the grant of the option and after one year from the transfer of such stock to the Participant upon exercise, so long as the Participant is an employee of the Company from the date of grant until three months before the date of exercise. In the event of the Participant's death or disability prior to exercise of an Incentive Stock Option, special rules apply in determining whether gain or loss upon sale of the stock acquired upon exercise of such option will be taxable as long-term capital gain or loss.

    If the subsequent sale of stock is made prior to the expiration of such two-year and one-year periods, the Participant will recognize ordinary income in the year of sale in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise; provided, that if such sale is a transaction in which a loss (if sustained) would have been recognized by the Participant, the amount of ordinary income recognized by the Participant will not exceed the excess (if any) of the amount realized on the sale over the Exercise Price. The Company will then be entitled to an income tax deduction of like amount. Any excess gain recognized by the Participant upon such sale would then be taxable as a capital gain, either long-term or short-term depending upon whether the shares of Common Stock had been held for more than one year prior to sale.

    If an individual sale of shares of Common Stock received upon exercise of an option qualifies for long term capital gain treatment, the capital gain from such sale would be taxed at the current maximum federal tax rate of 28% if the Common Stock has been held for more than one year but less than 18 months, and at a rate of 20% if the Common Stock has been held for more than 18 months. Ordinary income is currently taxed at a maximum federal income tax rate of 39.6%. The amount by which the fair market value of shares of Common Stock purchased upon exercise of an Incentive Stock Option exceeds the Exercise Price of such stock constitutes an "item of adjustment" that could then be subject to the alternative minimum tax in the year that the option is exercised.

    NONSTATUTORY STOCK OPTIONS

    Generally, at the time of the grant of a Nonstatutory Stock Option, no taxable income will be recognized by the Participant and the Company will not be entitled to a deduction. Upon the exercise of such an option, the Participant generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount by which the then fair market value of the shares of Common Stock issued to such Participant exceeds the exercise price. However, if a sale of shares of Common Stock received upon exercise of such option would subject the Participant to suit under Section 16(b) of the 1934 Act, the Participant will not recognize income (and the Company will not be entitled to a deduction) at the time such option is exercised unless the Participant makes an election to recognize income at that time. If such election is not made, the Participant will recognize income and the Company will be entitled to a deduction at the time when Section 16(b) would no longer apply to such sale.

    Income recognized by the Participant upon exercise of a Nonstatutory Stock Option will be taxed as ordinary income subject to the current maximum federal income tax rate of 39.6%. Such income constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax. Pursuant to the Plans, the exercise of each Nonstatutory Stock Option will be subject to the Company's determination that all withholding taxes and liabilities relating to the option have been satisfied.

    Upon the subsequent disposition of shares of Common Stock acquired upon the exercise of a Nonstatutory Stock Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition the capital gain or loss will be long-term.

    STOCK APPRECIATION RIGHTS

    At the time of the grant of an SAR, no taxable income will be recognized by the Participant and the Company will not be entitled to a deduction. Upon the exercise of such SAR, the Participant generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount paid to the Participant upon exercise, or if Common Stock is given, the Participant generally will recognize taxable income in the amount of the fair market value of the Common Stock on the date of settlement and the Company will then be entitled to a deduction of a like amount. Income recognized by the Participant upon exercise of an SAR will be taxed as ordinary income. Such an amount constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax.

    STOCK UNITS

    At the time of the grant of a Stock Unit, no taxable income will be recognized by the Participant and the Company will not be entitled to a deduction. Upon the settlement of such Stock Unit, the Participant generally will recognize taxable income, and the Company will then be entitled to a deduction, in the amount paid to the Participant upon exercise, or if Common Stock is given, the Participant generally will recognize taxable income in the amount of the fair market value of the Common Stock on the date of settlement and the Company will then be entitled to a deduction of a like amount. Income recognized by the Participant upon settlement of a Stock Unit will be taxed as ordinary income. Such an amount constitutes "wages" with respect to which the Company is required to deduct and withhold federal and state income tax.

    RESTRICTED SHARES

    Generally, due to the conditions and restrictions placed on Restricted Shares, such Restricted Shares will be deemed to be subject to "a substantial risk of forfeiture" as such phrase is used in Section 83 of the Code (e.g., the Company will have the right to repurchase such shares at the purchase price paid by the Participant (if any) prior to the date such shares vest). Consequently, under Section 83 of the Code, a Participant receiving Restricted Shares will not recognize taxable income upon issuance of the Restricted Shares but will recognize ordinary income in the amount of the fair market value of the Restricted Shares at such time as such Restricted Shares are no longer subject to a substantial risk of forfeiture. The Company will be entitled to an income tax deduction equal to the amount taxable to the Participant. If shares of Restricted Shares are sold after they cease to be subject to a substantial risk of forfeiture, the Participant will recognize long-term or short-term capital gain or loss (using a holding period which generally begins when the risk of forfeiture lapses) which will generally equal the difference between the sale price and the fair market value of the shares on the date the risk of forfeiture lapsed. A Participant may, however, elect, under Section 83(b) of the Code (a "Section 83(b) Election"), within 30 days of the grant of the Restricted Shares, to recognize as ordinary income on the date of grant an amount equal to the excess of the fair market value of the shares of Restricted Shares (determined without regard to the restrictions) over the purchase price paid by the Participant (if any) of such shares. The Company will be entitled to an income tax deduction in the amount taxable to the Participant. If the shares of Restricted Shares are subsequently forfeited, the Participant will not be entitled to a deduction, refund, or loss for the amount previously included in income by reason of the Section 83(b) Election. Also, if the Participant makes a Section 83(b) Election, the Participant's holding period commences on, and the tax basis will be equal to the fair market value of shares on, the date of grant.

    ACCELERATION OF STOCK OPTIONS AND SARS AND VESTING OF RESTRICTED SHARES AND
     STOCK UNITS UPON TRANSFER OF CONTROL

    Pursuant to the Omnibus Plan, upon the occurrence of certain events involving a change in control of the Company, the exercisability of Nonstatutory Stock Options and Incentive Stock Options and SARs may be accelerated. Similarly, Restricted Shares and Stock Units may become fully vested. Such acceleration may be determined to be, in whole or in part, a "parachute payment" for federal income tax purposes if it arises from any events connected with a change in control of the Company. If the present value of all of the Participant's parachute payments exceeds three times the Participant's average annual compensation for the past five years, the Participant will be subject to a special excise tax of 20% on the "excess parachute payment." Such tax will be applied to the amount of such parachute payment which is in excess of the greater of such average annual compensation of the Participant or an amount which the Participant establishes as reasonable compensation. In addition, the Company will not be allowed a deduction for such "excess parachute payment."

    COMPENSATION DEDUCTION LIMITATION

    If the compensation attributable to options, SARs, Restricted Shares or Stock Units granted under the Omnibus Plan to persons subject to Section 162(m) of the Code is not "qualified performance-based compensation" as defined in the regulations promulgated under Section 162(m) of the Code, the Company may not be permitted to deduct such compensation to the extent the individual's aggregate compensation exceeds $1,000,000 in any year. To constitute "qualified performance-based compensation," a number of requirements must be met, some of which are subject to interpretation. There can be no assurance that all compensation attributable to awards under the Omnibus Plan will constitute "qualified performance-based compensation" under Section 162(m) of the Code.

    GENERAL DISCUSSION; STATE AND LOCAL TAXATION

    The foregoing is only a general discussion of the current federal income tax consequences to a Participant and the Company and is not intended to be relied upon in determining the income tax consequences resulting from the receipt of options, SARs, Restricted Shares or Stock Units, the exercise of an option or SAR, the settlement of Stock Units, or the sale of Common Stock acquired pursuant to the Omnibus Plan. In addition, there may be state and local tax consequences to a Participant which may vary between each state and locality.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    The affirmative votes of a majority of the outstanding shares of Common Stock are required for approval of the Plan Amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE PURSUANT TO THE OMNIBUS PLAN.

                 PROPOSAL 4--RATIFICATION OF THE APPOINTMENT OF
             ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

    The Company has appointed Arthur Andersen LLP to continue as the Company's independent public accountants and to audit the books of account and other records of the Company for the fiscal year ending

December 31, 1998. The Company has been advised that Arthur Andersen LLP is independent with respect to the Company within the meaning of the Securities Act of 1933, as amended, and the applicable published rules and regulations thereunder. A representative of Arthur Andersen LLP will be available at the 1998 Annual Meeting to respond to appropriate questions related to the audit of the Company's financial statements. If the stockholders do not ratify the selection of Arthur Andersen LLP, Arthur Andersen LLP should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Company will appoint independent public accountants for the year ending December 31, 1998. Proxies solicited by the Board will be voted in favor of ratification unless stockholders specify otherwise.

VOTE REQUIRED AND RECOMMENDATION OF BOARD

    Approval of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the 1998 Annual Meeting.

    THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         SECURITY OWNERSHIP OF CERTAN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information known to the Company regarding beneficial ownership of the Company's Common Stock as of May 15, 1998 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all current officers and directors as a group.

                                                                          AMOUNT OF SHARES
                                                                            BENEFICIALLY      PERCENTAGE OF SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                         OWNED         BENEFICIALLY OWNED(2)
------------------------------------------------------------------------  -----------------  -----------------------
Entities affiliated with the Hunt Family Trusts(3) .....................        2,099,182                5.0%
  3900 Thanksgiving Tower
  Dallas, Texas 75201
Gordon Hutchins, Jr.(4).................................................          178,350               *
John R. Snedegar(5).....................................................           30,750               *
Mark Gershien...........................................................         --                     *
Arunas A. Chesonis......................................................         --                     *
Christopher E. Edgecomb.................................................       13,353,707               32.0
Mary A. Casey...........................................................        1,646,613                3.9
David Vaun Crumly(6)....................................................          594,500                1.4
James E. Kolsrud(7).....................................................           71,747               *
Kelly D. Enos(8)........................................................           55,307               *
All directors and executive officers as a group (9 persons)(9)..........       15,930,974               37.8

------------------------

 * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to securities. The address for each listed director and officer is c/o STAR Telecommunications, Inc., 223 East De La Guerra Street, Santa Barbara, California 93101. To STAR's knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Percentage of beneficial ownership is based on 41,755,594 shares of Common Stock outstanding as of May 15, 1998. The number of shares of Common Stock beneficially owned includes the shares issuable pursuant to stock options that are exercisable within sixty days of May 15, 1998. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person.

(3) Consists of 692,895 shares held by Lyda Hunt--Herbert Trusts--David Shelton Hunt, 346,447 shares held by Lyda Hunt--Herbert Trusts--Bruce William Hunt, 346,447 shares held by Lyda Hunt-- Herbert Trusts--Douglas Herbert Hunt, 346,447 shares held by Lyda Hunt--Herbert Trusts--Barbara Ann Hunt, 346,447 shares held by Lyda Hunt--Herbert Trusts--Lyda Bunker Hunt and 20,500 shares held by David Shelton Hunt. The co-trustees of each of the Hunt Family Trusts hold voting and investment power for all shares of the Company's Common Stock held by the respective trusts. Walter P. Roach and Gage A. Prichard are the co-trustees of each such trust.

(4) Consists of 178,350 shares issuable upon the exercise of stock options exercisable within sixty days of May 15, 1998.

(5) Consists of 20,500 shares of Common Stock, and 10,250 shares issuable upon the exercise of stock options exercisable within sixty days of May 15, 1998.

(6) Consists of 451,000 shares of Common Stock, and 143,500 shares of Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 1998.

(7) Consists of 20,497 shares of Common Stock held in joint tenancy and 51,250 shares of Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 1998.

(8) Consists of 16,870 shares of Common Stock and 39,718 shares of Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 1998.

(9) Includes 421,787 shares of Common Stock issuable upon the exercise of stock options exercisable within sixty days of May 15, 1998.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

    Set forth in the table below are the names, ages and current offices held by all executive officers of the Company:

NAME                                          AGE                                   POSITION
----------------------------------------      ---      ------------------------------------------------------------------
Christopher E. Edgecomb.................          39   Chief Executive Officer and Chairman of the Board

Mary A. Casey...........................          35   President and Secretary

David Vaun Crumly.......................          34   Executive Vice President--Sales and Marketing

James E. Kolsrud........................          53   Executive Vice President--Operations and Engineering

Kelly D. Enos...........................          39   Chief Financial Officer, Treasurer and Assistant Secretary

    For biographies of Mr. Edgecomb and Ms. Casey, see "Information Concerning Incumbent Directors."

    DAVID VAUN CRUMLY has served as Executive Vice President--Sales and Marketing of the Company since January 1996. Prior to that time, Mr. Crumly served as a consultant to the Company from November 1995 to January 1996, was Vice President of Carrier Sales of Digital Network, Inc. from June 1995 to November 1995 and was Director of Carrier Sales of WCT from June 1992 to June 1995. Prior to joining WCT, Mr. Crumly served in various sales and marketing capacities with Metromedia, a long-distance company, from September 1990 to June 1992 and with Claydesta, a long-distance company, from May 1987 to September 1989.

    JAMES E. KOLSRUD has served as Executive Vice President--Operations and Engineering of STAR since September 1996. Prior to joining the Company, Mr. Kolsrud was an international telecommunications consultant from March 1995 to September 1996. Prior to that time, he was a Vice President, Corporate Engineering and Administration of IDB Communications Group, Inc. ("IDB"), an international communications company, from October 1989 to March 1995, and prior to that time, he was President of the International Division of IDB.

    KELLY D. ENOS has served as Chief Financial Officer of the Company since December 1996 and as Treasurer and Assistant Secretary since April 1997. Prior to that time, Ms. Enos was an independent consultant in the merchant banking field from February 1996 to November 1996 and a Vice President of Fortune Financial, a merchant banking firm, from April 1995 to January 1996. Ms. Enos served as a Vice President of Oppenheimer & Co., Inc., an investment bank, from July 1994 to March 1995 and a Vice President of Sutro & Co., an investment bank, from January 1991 to June 1994.

    Executive officers of the Company are elected by and serve at the discretion of the Board. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and four other executive officers who earned salary and bonus in excess of $100,000 for services rendered in all capacities to STAR and its subsidiaries (the "Named Officers") for each of the fiscal years in the two year period ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                                                           SECURITIES
                                                                                           UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                        FISCAL YEAR  SALARY ($)    BONUS ($)    OPTIONS (#)   COMPENSATION ($)
-------------------------------------------------  -----------  -----------  -----------  -------------  -----------------
Christopher E. Edgecomb .........................        1997      360,000           --            --            3,202(1)
  Chief Executive Officer and Chairman of the            1996      360,000           --            --            9,223(1)
  Board

Mary A. Casey ...................................        1997      217,500           --            --           13,615(2)
  President and Secretary                                1996      156,042           --            --           15,028(2)

David Vaun Crumly ...............................        1997      380,779        1,014            --            6,202(2)
  Executive Vice President--Sales and Marketing          1996      298,002           --       410,000            3,202(2)

James E. Kolsrud ................................        1997      177,083        1,014            --            5,528(3)
  Executive Vice President--Operations and               1996       25,000           --       205,000               --
  Engineering

Kelly D. Enos(4) ................................        1997      150,000        1,014        20,500           25,924(5)
  Chief Financial Officer and Treasurer                  1996       12,500           --       153,750               --

------------------------

(1) Consists of life and health insurance premiums paid by STAR.

(2) Consists of life and health insurance premiums and a car allowance paid by STAR.

(3) Consists of health insurance premiums paid by STAR.

(4) Ms. Enos joined STAR in December 1996.

(5) Consists of a moving allowance of $22,721 and life and health insurance premiums paid by STAR.

    The following table contains information concerning the stock option grants made to each of the Named Officers named below for the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                  POTENTIAL REALIZABLE
                                                                                                    VALUE OF ASSUMED
                                       NUMBER OF                                                  ANNUAL RATES OF STOCK
                                      SECURITIES   PERCENT OF TOTAL                                PRICE APPRECIATION
                                      UNDERLYING    OPTIONS GRANTED     EXERCISE                   FOR OPTION TERM(1)
                                        OPTIONS     TO EMPLOYEES IN     PRICE PER    EXPIRATION   ---------------------
NAME                                  GRANTED (#)     FISCAL YEAR     SHARE ($/SH)      DATE       5% ($)     10% ($)
------------------------------------  -----------  -----------------  -------------  -----------  ---------  ----------
Kelly D. Enos.......................      20,500(2)           2.3%      $    6.83      06/27/07   $  88,045  $  223,124

------------------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of STAR's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officer.

(2) The option becomes exercisable in four equal annual installments on June 26, 1998, 1999, 2000 and 2001, respectively.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    No options were exercised by the Named Officers for the fiscal year ended December 31, 1997. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

1997 OMNIBUS STOCK INCENTIVE PLAN

    For a description of the Company's Omnibus Plan, see "Proposal 3--Approval of Amendment to the Omnibus Plan."

1996 OUTSIDE DIRECTOR NONSTATUTORY STOCK OPTION PLAN

    The Company's 1996 Outside Director Nonstatutory Stock Option Plan (the "Director Plan") was ratified and approved by the Board as of May 14, 1996. has reserved 410,000 shares of Common Stock for issuance under the Director Plan. As of April 30, 1998, 61,500 shares had been issued under the Director Plan, options for 82,000 shares were outstanding and 266,500 shares remained available for future grant. If an outstanding option expires or terminates unexercised, then the shares subject to such option will again be available for issuance under the Director Plan.

    Under the Director Plan, outside directors may receive nonstatutory options to purchase shares of Common Stock. The Director Plan is administered by the Board or the Compensation Committee (the "Administrator"). The Administrator has the discretion to determine which eligible individuals will receive options, the number of shares subject to each option, vesting requirements and any other terms and conditions of such options.

    The exercise price for options granted under the Director Plan will be at least 85% of the fair market value of the Common Stock on the option grant date, shall be 110% of the fair market value of the Common Stock on the option grant date if the option is granted to a holder of more than 10% of the Common Stock outstanding and may be paid in cash, check or shares of Common Stock. The exercise price may also be paid by cashless exercise or pledge of shares to a broker.

    The Administrator may modify, extend or renew outstanding options or accept the surrender of such options in exchange for the grant of new options, subject to the consent of the affected optionee.

    Upon a change in control, the Board may accelerate the exercisability of outstanding options and provide an exercise period during which such accelerated options may be exercised. The Board also has the discretion to terminate any outstanding options that had been accelerated and had not been exercised during such exercise period. In the event of a merger of STAR into another corporation in which holders of Common Stock receive cash for their shares, the Board may settle the option with a cash payment equal to the difference between the exercise price and the amount paid to holders of Common Stock pursuant to the merger.

    The Board may amend or terminate the Director Plan at any time. In any event, the Director Plan will terminate on May 14, 2006, unless sooner terminated by the Board.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

    The Company has an employment agreement with Mary A. Casey, pursuant to which Ms. Casey holds the position of President, is paid an annual salary of $20,000 per month, subject to adjustment to reflect increases in the Consumer Price Index, was entitled to purchase 1,677,273 shares of Common Stock, and is eligible to receive a bonus, as determined by the Chief Executive Officer and Board of Directors. The agreement also provides that Ms. Casey will receive a severance payment equal to $7,000 per month for the first six months after termination of employment, and an additional payment of $7,000 per month for the next six months, minus any amounts earned by her from other employment during such period. In addition, the agreement provides that if Ms. Casey's employment is terminated (other than for cause) within four months after a Sale Transaction (as defined below), she will continue to receive the compensation provided in the agreement until the expiration of the agreement on December 31, 2000, instead of the severance payments described above. A Sale Transaction is an acquisition of more than 75% of the voting securities of the Company, pursuant to a tender offer or exchange offer approved in advance by the Board of Directors.

    In January 1996, STAR entered into an employment agreement with David Vaun Crumly pursuant to which Mr. Crumly became Executive Vice President. The agreement provides for an annual salary of $10,000 per month with an annual increase, plus incentive bonuses tied to gross revenues of the Company. The agreement also provides for a commission on certain accounts of the Company and an option to purchase 369,000 shares of Common Stock at an exercise price of $0.73 per share. In addition, in the event of a Sale Transaction, Mr. Crumly will receive a bonus payment equal to the lesser of $1,500,000 or a percentage of the monthly gross sales of accounts relating to customers introduced to the Company by Mr. Crumly. If his employment is terminated in certain circumstances, without cause, within four months after a Sale Transaction, Mr. Crumly is entitled to receive the compensation provided in this agreement, minus any compensation earned by other employment, until the expiration of the agreement on December 31, 2000.

    In December 1996, STAR entered into an employment agreement with Kelly D. Enos, pursuant to which Ms. Enos became Chief Financial Officer of the Company. The agreement provides for an annual salary of $150,000 (which has been increased to $160,000) and an option to purchase 153,750 shares of Common Stock at an exercise price of $4.00 per share. The agreement also provides that Ms. Enos will receive a severance payment equal to the compensation which she would have received under the remaining term of the agreement if she terminates the agreement as a result of STAR's default of its material obligations and duties under the agreement or if she is terminated by STAR without cause within four months after a Sale Transaction.

    In September 1996, STAR entered into an employment agreement with James E. Kolsrud, pursuant to which Mr. Kolsrud became Executive Vice President--Operations and Engineering of STAR. The agreement provides for a monthly salary of $16,667, an option to purchase 205,000 shares of Common Stock pursuant to the Company's 1996 Supplemental Stock Option Plan at a price of $4.00 per share, reimbursement of reasonable out-of-pocket expenses incurred in connection with Company business, and fringe benefits accorded to executives of STAR as determined by the Board of Directors. In the event of termination pursuant to the agreement, Mr. Kolsrud shall be entitled to receive compensation accrued and payable to him as of the date of his termination or death, and all other amounts payable to him under the agreement shall thereupon cease. If his employment is terminated in certain circumstances within four months after a Sale Transaction, then Mr. Kolsrud shall continue to receive the compensation provided in the agreement until the expiration of the agreement on December 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH OUTSIDE DIRECTORS

    The Company provides services to Digital Network, Inc. ("DNI"), a wholly owned subsidiary of UDN. John R. Snedegar, a director of STAR, is President of UDN. For the year ended December 31, 1997 and the four months ended April 30, 1998, DNI made payments to STAR in the amount of approximately $1,141,000 and $1,877,000, respectively, for such services.

    On November 19, 1997, STAR entered into an agreement to acquire UDN. Messrs. Snedegar and Edgecomb beneficially own 11.8% and 2%, respectively, of the outstanding common stock of UDN. In the context of the potential acquisition of UDN, STAR has loaned $4.5 million to UDN at market rates of interest. Assuming the receipt of all necessary stockholder and regulatory approvals, management expects to consummate the UDN acquisition during the summer of 1998 for approximately 600,000 shares of Common Stock. Prior to consummation of the acquisition of UDN, STAR received a fairness opinion from an investment banking firm that the consideration paid was fair, from a financial point of view, to the stockholders of STAR. UDN's common stock is traded on the Vancouver Stock Exchange under the symbol UDN.V.

    GH Associates, an affiliate of Gordon Hutchins, Jr., a director of the Company, provides consulting services to STAR. For the years ended December 31, 1995, 1996 and 1997 and the four months ended April 30, 1998, STAR made payments of approximately $60,000, $154,000, $72,000 and $31,000, respectively, to GH Associates for general business consulting services relating to the telecommunications industry and for the performance of other tasks requested by STAR's Chief Executive Officer, President and Board of Directors. In addition, in connection with these services, STAR granted to Mr. Hutchins a nonstatutory option to purchase 205,000 shares of Common Stock at an exercise price of $1.46 per share.

    The Company's outside directors have been granted nonstatutory stock options under the Director Plan. See "Board Meetings and Remuneration."

TRANSACTIONS WITH EXECUTIVE OFFICERS

    Each of Kelly D. Enos, David Vaun Crumly and James E. Kolsrud received incentive stock options to purchase 4,100 shares of Common Stock at an exercise price of $16.31 in January 1998, and incentive stock options to purchase 100 shares of Common Stock at an exercise price of $27.00 in May 1998.

    On October 4, 1996, STAR entered into a $12.0 million line of credit with Comerica Bank. This line of credit was guaranteed by Christopher E. Edgecomb, STAR's Chief Executive Officer. The Company has entered into a new revolving credit facility since that time and Mr. Edgecomb's guarantee of the Comerica Bank line has been terminated. Mr. Edgecomb did not receive any additional compensation in connection with such guarantee. STAR has entered into lines of credit with Mr. Edgecomb in the aggregate amount of $1,448,000. Borrowings under the lines of credit bear interest at a rate of 9.0% and there was $82,000 outstanding under these lines of credit as of March 31, 1998. In addition, on November 27, 1997 STAR provided a short-term loan to Mr. Edgecomb for $8.0 million. The loan carried interest of 7% per annum and was repaid in seven days.

    Mr. Edgecomb owns Star Aero Services, Inc. ("Star Aero"), which has ownership interests in five airplanes that the Company utilizes for business travel from time to time. For the years ended December 31, 1995, 1996 and 1997 and the four months ended April 30, 1998, the Company paid $144,000, $68,000, $171,000 and $10,000, respectively, in costs related to the use of Star Aero services.

    Mr. Crumly had controlling ownership of three companies that resold transmission capacity to STAR during 1996 for a total of approximately $240,000. No fees were paid to Mr. Crumly during 1997 with respect to such transmission capacity. In addition, STAR reimbursed approximately $131,000 in legal fees incurred by such companies in connection with a dispute with the provider of the capacity that was resold to STAR.

    Mr. Kolsrud has a 12.5% interest in Interpacket Group, Inc. ("Interpacket") which has direct termination arrangements with STAR for certain countries in Central and South America. For the years ended December 31, 1996 and 1997 and the four months ended April 30, 1998, STAR paid $37,000, $256,000 and $1,146,000, respectively, for services rendered by Interpacket. In addition, STAR purchased satellite transmission equipment and services from Interpacket during 1997 in the amount of $1,114,000.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Amended and Restated Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

    The Company's Bylaws provide that The Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. STAR has also entered into or will enter into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

    The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans between STAR and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act ("Section 16") requires the Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock (collectively, "Insiders") to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. The Company became subject to Section 16 in conjunction with the registration of its Common Stock under the Exchange Act effective June 12, 1997. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that its Insiders complied with all applicable Section 16 filing requirements during fiscal 1997, except that Roland Van der Meer, a former director of the Company, filed one late report on Form 4 covering four transactions.

                                 OTHER BUSINESS

    The Company is not aware of any other business to be presented at the 1998 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of the proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

    Any stockholder who wishes to present a proposal for action at the 1999 annual meeting of stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than January 31, 1999 in such form as required under the rules and regulations promulgated by the Commission.

                                 ANNUAL REPORTS

    Copies of the Company's (a) Annual Report to Stockholders for the year ended December 31, 1997 and (b) Annual Report on Form 10-K for the fiscal year ended December 31, 1997 are being mailed to each stockholder of record together with this Proxy Statement. Such reports are not to be considered proxy soliciting material.

                                          By Order of the Board of Directors

                                                    [LOGO]

                                          Mary A. Casey
                                          SECRETARY

Santa Barbara, California
June 1, 1998

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         STAR TELECOMMUNICATIONS, INC.

    STAR Telecommunications, Inc. (the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

    FIRST: That the date of filing of the Company's original Certificate of Incorporation with the Delaware Secretary of State was September 13, 1996.

    SECOND: That the Board of Directors of the Company adopted resolutions proposing and declaring advisable the following amendment to the Company's Second Amended and Restated Certificate of Incorporation:

    NOW, THEREFORE BE IT RESOLVED, that the text of Article IV of the Second Amended and Restated Certificate of Incorporation of the Company be amended to read in its entirety as set forth below:

    "Article IV: The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is One Hundred Million (100,000,000), par value $0.001 per share, and the number of Preferred Stock authorized to be issued is Five Million (5,000,000), par value $0.001 per share.

    The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Second and Amended Restated Certificate of Incorporation (the "Restated Certificate"), to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

    THIRD: That the foregoing amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    FOURTH: The foregoing amendment was duly adopted by a majority of the outstanding shares of stock of the Corporation in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware and the Corporation's Certificate of Incorporation.

    IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on May , 1998.

                                STAR TELECOMMUNICATIONS, INC.,
                                A DELAWARE CORPORATION

                                By:
                                     ------------------------------------------

                                                                       EXHIBIT B

                      1997 OMNIBUS STOCK INCENTIVE PLAN OF
                         STAR TELECOMMUNICATIONS, INC.
                            ARTICLE 1.  INTRODUCTION

    The Plan was adopted by the Board on January 30, 1997, subject to approval by the Company's stockholders. The Plan is effective as of the date of the Company's initial public offering.

    The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

                           ARTICLE 2.  ADMINISTRATION

    2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Committee. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or it successors) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

    The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the foregoing requirements, who may administer the Plan with respect to Employees and Consultants who are not considered officers or directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all terms of such Awards.

    2.2 COMMITTEE RESPONSIBILITIES. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Award, (c) interpret the Plan and (d) make all other decision relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

                    ARTICLE 3.  SHARES AVAILABLE FOR GRANTS

    3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, Option and SARs awarded under the Plan shall not exceed the sum of (i) 750,000 shares, plus (ii) that number of shares available for issuance under the Supplemental Option Plan from time to time, less those shares actually issued or reserved for issuance upon the exercise of options awarded under the Supplemental Option Plan. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

    3.2 ADDITIONAL SHARES. If Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If Restricted Shares are forfeited, then such Shares shall not become available for subsequent Awards under the Plan.

    3.3 DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

                            ARTICLE 4.  ELIGIBILITY

    4.1 GENERAL RULES. Only Employees, Outside Directors and Consultants shall be eligible for designation as Participants by the Committee.

    4.2 INCENTIVE STOCK OPTIONS. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

                              ARTICLE 5.  OPTIONS

    5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that a new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

    5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. Options granted to an Optionee in a single calendar year shall in no event cover more than 750,000 Common Shares, subject to adjustment in accordance with Article 10.

    5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than the par value of the Common Shares subject to such NSO. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

    5.4 EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Option will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

    5.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

    5.6 MODIFICATION OR ASSUMPTION OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

                     ARTICLE 6.  PAYMENT FOR OPTION SHARES

    6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

        (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

        (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

    6.2 SURRENDER OF STOCK. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan. The Optionee shall not surrender Common Shares in payment of the Exercise Price if such surrender would cause the Company to recognize compensation expense with respect to the Option for financial reporting purposes.

    6.3 EXERCISE/SALE. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.4 EXERCISE/PLEDGE. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

    6.5 PROMISSORY NOTE. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

    6.6 OTHER FORMS OF PAYMENT. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

                     ARTICLE 7.  STOCK APPRECIATION RIGHTS

    7.1 SAR AGREEMENT. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

    7.2 NUMBER OF SHARES. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. SARs granted to any Optionee in a single calendar year shall in no event pertain to more than 750,000 Common Shares, subject to adjustment in accordance with Article 10.

    7.3 EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

    7.4 EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SAR will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

    7.5 EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

    7.6 EXERCISE OF SARS. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

    7.7 MODIFICATION OR ASSUMPTION OF SARS. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

                 ARTICLE 8.  RESTRICTED SHARES AND STOCK UNITS

    8.1 TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

    8.2 PAYMENT FOR AWARDS. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to pay the Company in cash an amount equal to the par value of such Restricted Shares. To the extent that an

Award is granted in the form of Restricted Shares from the Company's treasury or in the form of Stock Units, no cash consideration shall be required of the Award recipients.

    8.3 VESTING CONDITIONS. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

    8.4 FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

    8.5 DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

    8.6 CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

                     ARTICLE 9.  VOTING AND DIVIDEND RIGHTS

    9.1 RESTRICTED SHARES. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

    9.2 STOCK UNITS. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same condition and restrictions as the Stock Units to which they attach.

                    ARTICLE 10  PROTECTION AGAINST DILUTION

    10.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Share, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of (a) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the limitations set forth in Sections 5.2 and 7.2, (c) the number of Stock Units included in any prior Award which has not yet been settled, (d) the number of Common Shares covered by each outstanding Option and SAR or (e) the Exercise Price under each outstanding Option and SAR. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

    10.2 REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

                     ARTICLE 11.  AWARDS UNDER OTHER PLANS

    The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

             ARTICLE 12.  PAYMENT OF DIRECTOR'S FEES IN SECURITIES

    12.1 EFFECTIVE DATE. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

    12.2 ELECTIONS TO RECEIVE NSOS, RESTRICTED SHARES OR STOCK UNITS. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, NSOs, Restricted Shares, Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 12 shall be filed with the Company on the prescribed form.

    12.3 NUMBER AND TERMS OF NSOS, RESTRICTED SHARES OR STOCK UNITS. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

                       ARTICLE 13.  LIMITATION ON RIGHTS

    13.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant of the Company, a Parent or a Subsidiary. The Company and its Parents and Subsidiaries reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

    13.2 STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, in the case of an Option, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in Articles 8, 9 and 10.

    13.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                      ARTICLE 14.  LIMITATION ON PAYMENTS

    14.1 BASIC RULE. Any provision of the Plan to the contrary notwithstanding, in the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a "Payment") would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount; provided that the Committee, at the time of making an Award under this Plan or at any time thereafter, may specify in writing that such Award shall not be so reduced and shall not be subject to this
Article 14. For purposes of this Article 14, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

    14.2 REDUCTION OF PAYMENTS. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a Payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

    14.3 OVERPAYMENTS AND UNDERPAYMENTS. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

    14.4 RELATED CORPORATIONS. For purposes of this Article 14, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

                         ARTICLE 15.  WITHHOLDING TAXES

    15.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

    15.2 SHARE WITHHOLDING. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                        ARTICLE 16.  FUTURE OF THE PLAN

    16.1 TERM OF THE PLAN. The Plan, as set forth herein, was adopted on January 30, 1997, and shall become effective on the date of the Company's initial public offering. The Plan shall remain in effect until it is terminated under Section 16.2, except that no ISOs shall be granted after June 12, 2007.

    16.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                            ARTICLE 17.  DEFINITIONS

    17.1 "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

    17.2 "Board" means the Company's Board of Directors, as constituted from time to time.

    17.3 "Change in Control" shall mean the occurrence of any of the following events:

        (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

        (b) A change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either:

           (A) Had been directors of the Company 24 months prior to such change; or

           (B) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination; or

        (c) Any "Person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company.

    The term "Change in Control" shall not include a transaction, the sole purpose of which is to change the state of the Company's incorporation.

    17.4  "Code" means the Internal Revenue Code of 1986, as amended.

    17.5  "Committee" means a committee of the Board, as described in Article 2.

    17.6  "Common Share" means one share of the common stock of the Company.

    17.7  "Company" means Star Telecommunications, Inc., a Delaware corporation.

    17.8 "Consultant" means a consultant or adviser who provides bona fide services to the Company, a Parent or a Subsidiary as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

    17.9 "Employee" means a common-law employee of the Company, a Parent or a Subsidiary.

    17.10  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    17.11 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

    17.12 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

        (a) If the Common Shares were traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the means between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Shares are quoted or, if the Common Shares are not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

        (b) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

        (c) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

        (d) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

    Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

    17.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

    17.14 "NSO" means a stock option not described in sections 422 or 423 of the Code.

    17.15 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

    17.16  "Optionee" means an individual or estate who holds an Option or SAR.

    17.17 "Outside Director" shall mean a member of the Board who is not an Employee Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

    17.18 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

    17.19  "Participant" means an individual or estate who holds an Award.

    17.20 "Plan" means this 1997 Omnibus Stock Incentive Plan of the Company, as amended from time to time.

    17.21  "Restricted Share" means a Common Share awarded under the Plan.

    17.22  "SAR" means a stock appreciation right granted under the Plan.

    17.23 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

    17.24 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

    17.25 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

    17.26 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

    17.27 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

    17.28 "Supplemental Option Plan" means the Company's 1996 Supplemental Stock Option Plan as in effect on the date of the adoption of this Plan by the Company's Board of Directors.

                             ARTICLE 18  EXECUTION

    To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to affix the corporate name and seal hereto.

                                STAR TELECOMMUNICATIONS, INC.

                                By:  /s/
                                     -----------------------------------------

                 AMENDMENT TO 1997 OMNIBUS STOCK INCENTIVE PLAN
                        OF STAR TELECOMMUNICATIONS, INC.

    Article III, Section 3.1 of the 1997 Omnibus Stock Incentive Plan is amended in its entirety to read as follows:

           "3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, Options and SARs awarded under the Plan shall not exceed Four Million Seventy-Five Thousand (4,075,000) (the sum of (i) 2,950,000 shares, plus (ii) 2,050,000, which is that number of shares available for issuance under the Supplemental Option Plan from time to time, less those shares actually issued or reserved for issuance upon the exercise of options awarded under the Supplemental Option
           Plan). The limitation of this Section .1 shall be subject to adjustment pursuant to Article 10."

                         STAR TELECOMMUNICATIONS, INC.
                  ANNUAL MEETING OF STOCKHOLDERS JULY 1, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned stockholder of STAR Telecommunications, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated June 1, 1998, and hereby appoints Christopher E. Edgecomb, Mary A. Casey and Kelly D. Enos, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, July 1, 1998 at 9:00 a.m., Pacific Time, at the Four Seasons Biltmore Hotel, 1260 Channel Drive, Montecito, California, and at any postponements or adjournments thereof, and to vote all shares of Common Stock at the Annual Meeting the undersigned would be entitled to vote if personally present, on the matters set forth below:

    THIS PROXY WILL BE VOTED AS DIRECTED AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF. ANY PROPOSAL WITH RESPECT TO WHICH A STOCKHOLDER FAILS TO SO SPECIFY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD.

                               (SEE REVERSE SIDE)

                          (CONTINUED ON REVERSE SIDE)

(1) 1. Proposal No. 1 -- Election of Directors:

        / / FOR all nominees listed below (except as indicated).        / /
    WITHHOLD authority for all nominees listed below.

    If you wish to withhold authority for any individual nominee(s), strike a line through his or their name(s) in the list below:

            Gordon Hutchins, Jr.                    John R. Snedgar

(2) Proposal No. 2 -- To amend the Company's Second Amended and Restated Certificate of
    Incorporation to increase the authorized number of shares of Common
Stock                              / / FOR        / / AGAINST        / / ABSTAIN

(3) Proposal No. 3 -- To amend the Company's 1997 Omnibus Stock Incentive Plan to increase the number of shares of Common Stock authorized for issuance
thereunder                         / / FOR        / / AGAINST        / / ABSTAIN

(4) Proposal No. 4 -- To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31,
1998                               / / FOR        / / AGAINST        / / ABSTAIN
                                   Dated: ________________________________, 1998
                                                 _______________________________

                                                   Printed name(s) as shown on
                                                        Stock Certificate
                                                 _______________________________

                                                           (Signature)
                                                 _______________________________

                                                           (Signature)

                                                NOTE: This proxy should be
                                                marked and signed by the
                                                stockholder(s) exactly as his,
                                                her, their or its name appears
                                                on the stock certificate and
                                                returned promptly in the
                                                enclosed envelope. Persons
                                                signing in a fiduciary capacity
                                                should so indicate. if shares
                                                are held by two people (for
                                                example, as joint tenants or
                                                community property) both parties
                                                should sign.